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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$4,550,000.00                                             Minneapolis, Minnesota
                                                          ________________, 2003

         FOR VALUE RECEIVED, the undersigned, NAVARRE CORPORATION, a Minnesota corporation, whose address is 7400 49th Avenue North, New Hope, MN 55428 agrees and promises to pay to the order of THE BUSINESS BANK, its endorsees, successors and assigns ("Holder"), at its principal office at 11100 Wayzata Boulevard, Suite 150, Minnetonka, MN 55305 or such other place as the Holder may from time to time designate, the principal sum of Four Million Five Hundred Fifty Thousand and 00/100 Dollars ($4,550,000.00) or so much as may from time to time be disbursed hereon in accordance with that certain Construction Loan Agreement ("Construction Loan Agreement") of even date herewith, together with interest on the unpaid principal balance from the date hereof through September 30, 2004 at a definite and certain but variable per annum interest rate equal to one quarter of one percent (.25%) in excess of the rate of interest from time to time published by The Wall Street Journal as the Prime Rate ("Prime Rate"). Changes in the Prime Rate shall be deemed to occur as of the date of publication thereof, and the interest rate provided for herein shall be adjusted as of said date. The Prime Rate as of the date of this Note is ___________________________. In the event publication of said Prime Rate is discontinued for any reason, Holder shall designate a reasonably comparable substitute index for the determination of interest during such period. Commencing on October 1, 2004 and thereafter until all amounts due hereunder are paid in full, interest on the unpaid principal balance shall be at a fixed per annum rate equal to the rate publicly announced by the Federal Home Loan Bank of Des Moines as of October 1, 2004 for Three (3) Year Fixed Rate Advances, plus two hundred seventy-five basis points. In the event that public announcement of the Three (3) Year Fixed Rate Advance rate is discontinued for any reason, Holder shall designate a reasonably comparable substitute index for the determination of said fixed rate. Interest hereunder shall be computed using the 365/360 method and shall be payable on the basis of the actual number of days elapsed. Payment hereunder shall be in lawful money of the United States as follows:

         1. Interest only on the first day of each month hereafter up to and including October 1, 2004; and

         2. On the first day of November, 2004 and on the first day of each month thereafter, principal and interest shall be due and payable in equal monthly installments sufficient to amortize the then unpaid principal balance hereof in equal monthly installments over an amortization of One Hundred Eighty (180) months, until October 1, 2007, on which date the entire unpaid principal balance and interest, if not sooner paid, shall become due and payable in full. It is hereby acknowledged and agreed that the One Hundred and Eighty (180) month period referred to above is solely for the purpose of determining the amount of the monthly installment payment hereunder and is not intended to extend the term hereof.

All payments shall be applied first to interest and then to principal, except that if any advance made by the Holder under the terms of any instrument securing this Note is not repaid, any

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monies received, at the option of the Holder, may first be applied to repay such advances, cost of collection, plus interest thereon, and the balance, if any, shall be applied as above.

         This Note may be prepaid in whole or in part at any time without premium. Any prepayment shall be made on ten (10) days advance written notice to the Holder and shall be accompanied by accrued interest, and shall not suspend required installment payments. At the option of the Holder this Note is subject to mandatory prepayment without premium, upon certain events of damage, destruction or condemnation of the real property mortgaged as security for this Note all as more fully set forth in the Mortgage hereinafter referred to.

         In the event that any payment required hereunder or under any instruments securing this Note or under the Construction Loan Agreement is not received prior to the tenth (10th) day after its due date, the undersigned agrees to pay a late charge of $.05 per $1.00 of unpaid payment as and for liquidated damages incident to such late payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Holder may have including the right to declare the entire unpaid principal and interest immediately due and payable.

         This Note is made pursuant to the laws of the State of Minnesota and is the Note referred to in and secured by a Mortgage and Security Agreement and Fixture Financing Statement ("Mortgage") and other security instruments of even date herewith given by the undersigned to the Holder encumbering certain real property and personal property situated in Hennepin County, Minnesota.

         If default be made in any payment of principal or interest when due in accordance with the terms and conditions of this Note or if a default or an Event of Default occurs under the Mortgage, or any other instrument securing this Note, the entire unpaid principal balance together with accrued interest thereon shall become immediately due and payable at the option of the Holder hereof. Whether or not Holder has exercised its right to accelerate, in the event of such a default in payment or an Event of Default under the Mortgage or any other instrument securing this Note, the Holder shall have the right to set-off any amount owed to it by the undersigned under this Note against any right that the undersigned may have to receive money from the Holder. No prior notice of such set-off must be given. If there is more than one undersigned, the right to set-off shall be joint and several. The Holder shall have no liability for wrongful dishonor in the event that an instrument is dishonored due to the Holder having exercised its rights of set-off.

         Upon an Event of Default (as defined in the Mortgage), and at the option of the Holder hereof, interest shall thereafter be payable on the whole of the unpaid principal sum at the lesser of Two percent (2%) per annum in excess of the Note Rate or the highest maximum rate permitted by law ("Default Rate") whether or not the Holder hereof has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable.

         Time is of the essence. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

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         The undersigned agrees to pay all costs, including reasonable attorney's fees, at any time paid or incurred by the Holder in connection with the collection of any amounts due or enforcement of any other rights of Holder hereunder, or under the Mortgage, Construction Loan Agreement, whether or not suit is filed with respect thereto, and whether or not Holder prevails therein.

         The undersigned, all sureties, guarantors, and all other persons liable for all or any part of the principal balance evidenced by this Note severally waive presentment for payment, protest and notice of non-payment. Such parties hereby consent without affecting their liability to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any party or all of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.

         All agreements between the undersigned and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Mortgage or any other security instrument at any time given for the performance of such provision shall involve transcending the maximum permissible limits prescribed by law, then, the amounts to be paid shall automatically be reduced to the limit of such maximum permissible limits and if from any circumstances the Holder should ever receive as interest an amount which would exceed the maximum permissible limits, such amounts in excess of maximum permissible limits shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and Holder.

         In the event the undersigned shall sell, convey, transfer, lease, further mortgage or encumber or dispose of the mortgaged property, or any part thereof, or any interest therein, or if a Change of Control (as defined in that certain Credit Agreement dated October 3, 2001 between the undersigned as Borrower and General Electric Capital Corporation as Lender) occurs, each without the written consent of the Holder being first obtained, then at the sole option of the Holder, the Holder may declare the entire unpaid principal balance, together with accrued interest, due and payable in full and call for payment of the same in full at once.

         This Note shall be construed, enforced and otherwise governed by the laws of the State of Minnesota.

LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWER,

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THAT THE LENDER WOULD NOT HAVE EXTENDED CREDIT WITHOUT THIS JURY TRIAL WAIVER,
AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER TO UNDERSTAND THE LEGAL EFFECT OF THIS WAIVER.

                                             NAVARRE CORPORATION

                                             By ________________________________

                                             Its _______________________________

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